                                                              EXHIBIT 1

                            BANKBOSTON CORPORATION
                             MEDIUM-TERM NOTES DUE
                      9 Months or More from Date of Issue

                            DISTRIBUTION AGREEMENT



                                                                February 3, 1999

MORGAN STANLEY & CO. INCORPORATED
BANCBOSTON ROBERTSON STEPHENS INC.
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
SALOMON SMITH BARNEY INC.

c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036-8293

Dear Sir/Madam:

     BankBoston Corporation, a Massachusetts corporation (the "Company"), confirms its agreement with Morgan Stanley & Co. Incorporated, BancBoston Robertson Stephens Inc., Bear, Stearns & Co. Inc., Chase Securities Inc., Credit Suisse First Boston Corporation, Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. (each referred to as "Agent" and collectively referred to as the "Agents") with respect to the issue and sale by the Company of its Senior Medium-Term Notes (the "Senior Notes") and Subordinated Medium-Term Notes (the "Subordinated Notes") described herein (the Senior Notes and the Subordinated Notes being collectively referred to as the "Notes"). The Senior Notes are to be issued pursuant to an Indenture, dated as of June 15, 1992 (the "Senior Indenture"), between the Company and Norwest Bank Minnesota, National Association ("Norwest" or the "Trustee"), as trustee. The Subordinated Notes are to be issued pursuant to an Indenture, dated as of June 15, 1992, as supplemented by the First Supplemental Indenture dated as of June 24, 1993 (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), between the Company and Norwest, as trustee. As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $1,000,000,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes with maturities of nine months or more from their respective dates of issue to or through the Agents pursuant to the terms of this Agreement.

     This Agreement provides both for the sale of Notes by the Company to the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the Agents), in which case the Agents will act as agents of the Company in soliciting Note purchases.

     The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-67383), including a prospectus, for the registration of certain securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and each of the Indentures has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION
1.   Appointment as Agents.
     ---------------------

     (a) Appointment.  Subject to the terms and conditions stated herein and
         -----------
subject to the reservation by the Company of the right to sell Notes directly on its own behalf or through an affiliate of the Company in those jurisdictions where the Company or such affiliate is authorized to do so, the Company hereby agrees that Notes will be sold exclusively to or through the Agents except as otherwise described below. Each Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by such Agent as principal for resale to others but is not authorized to appoint sub-agents. In connection with sales by an Agent of Notes purchased by such Agent as principal to other brokers or dealers, such Agent may allow any portion of the discount it has received in connection with such purchase from the Company to such brokers or dealers. Each Agent is acting in connection with the Notes individually and not collectively or jointly. The Company agrees that, during the period the Agents are acting as the Company's agents hereunder, unless otherwise agreed, the Company will not appoint other agents (other than an affiliate of the Company) to act on its behalf, or to assist it, in the placement of the Notes unless the Company has entered into an agreement or agreements substantially similar to this Agreement with such agent or agents and has notified the Agents prior to entering into any such substantially similar agreement.

     (b) Sale of Notes.  The Company shall not sell or approve the solicitation
         -------------
of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

     (c) Purchases as Principal.  The Agents shall not have any obligation to
         ----------------------
purchase Notes from the Company as principal, but the Agents may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

     (d) Solicitations as Agents.  If agreed upon by an Agent and the Company,
         -----------------------
such Agent, acting solely as an agent for the Company and not as principal, will solicit purchases of the Notes. The Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company. Each Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale.

     (e) Reliance.  The Company and the Agents agree that any Notes purchased by
         --------
the Agents shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.
            ------------------------------

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether from the Agent as principal or through the Agent as agent), as of the date of each delivery of Notes (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to an Agent as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the SEC any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a "Representation Date") as follows:

               (i)   Due Incorporation.  The Company is a corporation duly
                     -----------------
     organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

               (ii)  Subsidiaries.  BankBoston, N.A. (the "Bank" or the
                     ------------
     "Significant Subsidiary") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such, has full power and authority to conduct its business as such, and has the authority under its jurisdiction of organization to own, lease and operate its properties and to conduct its business. The Company does not have any subsidiaries which are material to its business, except to the extent that the Significant Subsidiary may be deemed to be so material.

               (iii) Qualification.  The Company is duly qualified as a foreign
                     -------------
     corporation, and the Significant Subsidiary is duly authorized, to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

               (iv)  Registration Statement and Prospectus.  The Company meets
                     -------------------------------------
     the requirements for use of Form S-3 under the 1933 Act and will meet such requirements as of the applicable filing date as to any supplement to the Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each applicable Representation Date will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder. The Registration Statement, at the time it became effective, did not, and at each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the SEC and as of each Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this
     --------  -------
     subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus. As of each applicable Representation Date, the Indentures will comply in all material respects with the requirements of the 1939 Act and the rules and regulations of the SEC promulgated thereunder.

               (v)   Incorporated Documents.  The documents incorporated by
                     ----------------------
     reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the SEC, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

               (vi)  Financial Statements. The consolidated financial statements
                     --------------------
     included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein.

               (vii) Authorization and Validity of this Agreement, the
                     -------------------------------------------------
     Indenture and the Notes.  This Agreement has been duly authorized, executed
     -----------------------
     and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and legally binding agreement of the Company; each of the Indentures has been duly authorized, executed and delivered by the Company and, assuming each Indenture has been duly authorized, executed and delivered by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when executed, authenticated and delivered in the manner provided for in the applicable Indenture and issued and paid for in accordance with the provisions of this Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (ii) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes and the Indentures will be substantially in the form heretofore delivered to the Agents and conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Notes will be entitled to the benefits of the applicable Indenture.

               (viii) Material Changes or Material Transactions.  Since the
                      -----------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby and, except for normal recurring dividends on the outstanding common stock and preferred stock of the Company, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (b) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (c) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

               (ix)  No Defaults; Regulatory Approvals.  Neither the Company nor
                     ---------------------------------
     the Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Indentures and the consummation of the transactions contemplated herein and therein and in the Registration Statement, and compliance by the Company with the terms of this Agreement and the Indentures, have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or the Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiary under, (a) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise) or (b) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiary or any of its properties. Each authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), which is required for (A) the valid authorization, issuance, sale and delivery of the Notes or (B) the execution, delivery or performance of this Agreement or the Indentures by the Company has been received.

               (x)   Legal Proceedings; Contracts.  Except as disclosed in the
                     ----------------------------
     Prospectus, there is no action, suit or proceeding before or by any government, government instrumentality or court, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or the Significant Subsidiary that is required to be disclosed in the Prospectus or that, in the final outcome, could, in the judgment of the Company, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or the Significant Subsidiary is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

               (xi)  Properties.  The Company and the Significant Subsidiary
                     ----------
          each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (a) are described in the Prospectus or (b) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or the Significant Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor the Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xii) Licenses.  The Company and the Significant Subsidiary each
                     --------
          owns or possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor the Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

            (xiii) Patents; Trademarks.  The Company and the Significant
                   -------------------
          Subsidiary each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and neither the Company nor the Significant Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

            (xiv)  Labor.  To the best knowledge of the Company, no labor
                   -----
          problem exists with its employees or with employees of the Significant Subsidiary or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiary's principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

            (xv)   Doing Business with Cuba.  The Company has materially
                   ------------------------
          complied and will comply with all applicable provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all applicable regulations promulgated thereunder relating to issuers doing business in Cuba.

     (b)  Additional Certifications.  Any certificate signed by any director or
          -------------------------
officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes through an Agent as agent or the sale of Notes to an Agent as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.  Purchases as Principal; Solicitations as Agents.

     (a)  Purchases as Principal.  Unless otherwise agreed by an Agent and the
         ----------------------
Company, Notes shall be purchased by the Agent as principal. Such purchases shall be made in accordance with terms agreed upon by the Agent and the Company with respect to such information (as applicable) as is specified in Exhibit A hereto (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agent and mailed or sent via facsimile transmission to the Company). Each Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule I hereto. The Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by an Agent as principal, the Agent shall specify the requirements for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(j), 7(b), 7(c) and 7(d) hereof.

     (b) Solicitations as Agents.  On the basis of the representations and
         -----------------------
warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule I hereto.

     (c) Administrative Procedures.  The purchase price, interest rate or
         -------------------------
formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of U.S.$1,000 or any larger amount that is an integral multiple of U.S.$1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents, the Company and the Trustee (the "Procedures"). The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4.  Covenants of the Company.
            ------------------------

     The Company covenants with each Agent as follows:

     (a) Notice of Certain Events.  The Company will notify the Agents promptly
         ------------------------
(i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the SEC for filing of any supplement to the Prospectus, (iii) of the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Notice of Certain Proposed Filings.  The Company will give the Agents
         ----------------------------------
advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than through (i) the incorporation of information by reference or (ii) by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes or an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes). The Company will furnish the Agents with copies of any such additional registration statement and any such amendment or supplement proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such additional registration statement or amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

     (c) Copies of the Registration Statement and the Prospectus.  The Company
         -------------------------------------------------------
will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein, if specifically requested by an Agent, and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents shall reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) Preparation of Pricing Supplements.  The Company will prepare, with
         ----------------------------------
respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

     (e) Revisions of Prospectus -- Material Changes.  Except as otherwise
         -------------------------------------------
provided in subsection (k) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents and counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of both such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes the Agents may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. The Agents shall, at such time as the Company shall have furnished to the Agents an amended or supplemental Prospectus satisfactory to the Agents and their counsel, resume solicitation of offers to purchase the Notes using the Prospectus as so amended or supplemented.

     (f) Prospectus Revisions -- Periodic Financial Information.  Except as
         ------------------------------------------------------
otherwise provided in subsection (k) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g) Earnings Statements.  The Company will make generally available to its
         -------------------
security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (h) Blue Sky Qualifications.  The Company will endeavor, in cooperation
         -----------------------
with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however,
                                                           --------  -------
that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (i) 1934 Act Filings.  The Company, during the period when the Prospectus
         ----------------
is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (j) Stand-Off Agreement.  If specified by the Agent in connection with a
         -------------------
purchase by it of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of the Agent who is a party to such agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Company in the United States (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

     (k)  Suspension of Certain Obligations.  The Company shall not be required
          ---------------------------------
to comply with the provisions of subsections (e) or (f) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or the Agents shall subsequently purchase Notes from the Company as principal.

SECTION 5.  Conditions of Obligations.
            -------------------------

     The obligations of the Agents to purchase Notes as principal and to solicit offers to purchase the Notes as agents of the Company, and the obligations of any purchasers of the Notes sold through the Agents as agents, will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a)  Legal Opinions. On the date hereof, the Agents shall have received the
          --------------
following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

          (1) Opinion of Company Counsel.  The opinion of Gary A. Spiess, Esq.,
              --------------------------
          General Counsel of the Company, to the effect that:

                    (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                    (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                    (iii) The Bank is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; and the Significant Subsidiary has the authority under its jurisdiction of organization to own, lease and operate its properties and to conduct its business.

                    (iv) The Significant Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                    (v) The Company is duly registered under the Bank Holding Company Act of 1956, as amended; and the Significant Subsidiary is duly authorized to conduct such banking business in each jurisdiction in which its banking business is conducted.

                    (vi) All of the outstanding shares of capital stock of the Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; except for directors' qualifying shares, all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Significant Subsidiary.

                    (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

                    (viii) The Notes have been duly authorized and, when the global certificates representing the Notes have been duly executed, authenticated and delivered in the manner provided for in the applicable Indenture, and issued and paid for in accordance with the provisions of this Agreement, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the applicable Indenture.

                    (ix) Each Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; and each Indenture has been duly qualified under the 1939 Act.

                    (x) The Registration Statement is effective under the 1933 Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

                    (xi) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) as of their respective effective or issue dates appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xii) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the SEC and as of the date hereof, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

                    (xiii) Each authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), which is required for (A) the valid authorization, issuance, sale and delivery of the Notes or (B) the execution, delivery or performance of this Agreement or the Indentures by the Company has been received.


                    (xiv) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                    (xv) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly discuss in all material respects the information required to be shown.

                    (xvi) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus or filed as an exhibit to the Registration Statement.

                    (xvii) The execution and delivery of this Agreement and the Indentures, the consummation by the Company of the transactions contemplated herein and therein and compliance by the Company with the terms of this Agreement and the Indentures do not and will not result in any violation of the charter or by-laws of the Company or the Significant Subsidiary and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiary under (a) any indenture, mortgage or loan agreement or any other agreement or instrument known to such counsel, to which the Company or the Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (b) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (c) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiary or any of its properties.

          (2) Opinion of Counsel to the Agents.  The opinion of Brown & Wood
              --------------------------------
          llp, counsel to the Agents, covering the matters referred to in subparagraph (1) under the subheadings (i) and (vii) to (xi), inclusive, above.

          (3) In giving their opinions required by subsection (a)(1) and (a)(2) of this Section, Gary A. Spiess, Esq. and Brown & Wood llp shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registration

          Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be, or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with the purchase of Notes by an Agent as principal pursuant to
          Section 7(c) hereof) at the date of any agreement by the Agent to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b)  Officers' Certificate.  At the date hereof, the Agents shall have
          ---------------------
received a certificate, dated the date hereof, of the President or Vice President or person holding a functional title of equivalent rank and the chief financial or chief accounting officer of the Company, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any agreement by an Agent to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

     (c)  Comfort Letter.  On the date hereof, the Agents shall have received a
          --------------
letter from PricewaterhouseCoopers L.L.P., dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

               (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

               (ii) In their opinion, the audited consolidated financial statements and the related consolidated financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Company's most recently filed annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations with respect to annual reports on Form 10-K.

               (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of all meetings of the stockholders and directors of the Company and of the Bank and the minutes of meetings of the Executive, Audit and Compensation and Board Governance Committees of the Board of Directors of the Company from the date of the latest audited consolidated financial statements of the Company, a reading of the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Company's quarterly reports on Form 10-Q filed prior to the date hereof and subsequent to the Form 10-K described in (ii) above, a reading of the most recent consolidated financial statement of the Company, and inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, all such inquiries and procedures being carried out to a specified date not more than five business days prior to the date of the letter, nothing came to their attention that caused them to believe that: (A) the unaudited consolidated financial statements included or incorporated by reference in each quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations with respect to Form 10-Q, or (B) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements referred to above, except as disclosed in the notes to such unaudited consolidated financial statements or as otherwise described in such letter, or (C) there was any increase at the specified date in the consolidated notes payable of the Company and its consolidated subsidiaries or any increase in the number of outstanding shares of common stock, perpetual preferred stock or other capital securities of the Company acceptable to the Company's primary federal regulator, or any decrease in the stockholder's equity of the Company, in each case as compared with the amounts shown on the most recent balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur, or which are disclosed in the letter, or (D) for the period from the date of the latest consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there was any decrease in the Company's consolidated net interest revenue or increase in consolidated non-interest expense, in each case as compared with the comparable period in the preceding year, except in each case for any increases or decreases that the Registration Statement discloses have occurred or may occur, or which are disclosed in the letter.

               (iv) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by the Agents, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the most recently filed Form 10-K, each Form 10-Q incorporated by reference in the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in other documents incorporated by reference in the Prospectus, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting and financial records of the Company and its subsidiaries.

     (d) Other Documents.  On the date hereof and on each Settlement Date,
         ---------------
counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agent, any applicable agreement by an Agent to purchase Notes as principal) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(g) hereof, the provisions concerning payment of  expenses under
Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law set forth in Section 14 and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold through an Agent.

     Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the applicable Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.
            -----------------------------------

     The Company covenants and agrees with each Agent that:

     (a) Reaffirmation of Representations and Warranties.  Each acceptance by it
         -----------------------------------------------
of an offer for the purchase of Notes (whether to an Agent as principal or through the Agent as agent), and each delivery of Notes to an Agent (whether to an Agent as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the applicable Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b)  Subsequent Delivery of Certificates.  Each time that (i) the
          -----------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of Notes or similar changes, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or
(iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c)  Subsequent Delivery of Legal Opinions.  Each time that (i) the
          -------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates of the Notes or similar changes or solely for the inclusion of additional financial information, and, unless the Agents shall otherwise specify, other than by an amendment or supplement which relates exclusively to an offering of debt securities other than the Notes), (ii) there is filed with the SEC any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agent shall otherwise specify), (iii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of Gary A. Spiess, Esq., General Counsel of the Company, or other counsel satisfactory to the Agents dated the date of filing with the SEC of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Sections 5(a)(1) and 5(a)(3) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d)  Subsequent Delivery of Comfort Letters.  Each time that (i) the
          --------------------------------------
Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the SEC any document incorporated by reference into the Prospectus which contains additional financial information, or (ii) (if required in connection with the purchase of Notes by an Agent as principal) the Company sells Notes to an Agent as principal, the Company shall cause PricewaterhouseCoopers L.L.P. forthwith to furnish the Agents a letter, dated the date of effectiveness of such amendment, supplement or document with the SEC, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

SECTION 8. Indemnification.
           ---------------

     (a) Indemnification of the Agents.  The Company agrees to indemnify and
         -----------------------------
hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by the Agents) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

provided, however, that this indemnity agreement does not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

     (b) Indemnification of Company.  Each Agent severally agrees to indemnify
         --------------------------
and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) General.  Each indemnified party shall give prompt notice to each
         -------
indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9.  Contribution.
            ------------

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through such Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that (i) in no case shall any Agent be
                 --------  -------
liable or responsible for any amount in excess of the total commissions and underwriting discounts received by such Agent to the date of such liability and
(ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls each Agent within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.  Payment of Expenses.
             -------------------

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b) The preparation, filing and reproduction of this Agreement;

     (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

     (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent or Exchange Rate Agent;

     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

     (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

     (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto;

     (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto;

     (i) Any fees charged by rating agencies for the rating of the Notes;

     (j) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

     (k) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

     (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

     (m) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the

Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.
             -----------

     (a) Termination of this Agreement.  This Agreement (excluding any agreement
         -----------------------------
hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, at any time by either the Company or any of the Agents as to itself, immediately upon the giving of 30 days written notice of such termination to the other parties hereto.

     (b) Termination of Agreement to Purchase Notes as Principal.  Any Agent may
         -------------------------------------------------------
terminate any agreement hereunder by such Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the SEC or the National Association of Securities Dealers, Inc., or if trading generally on the New York Stock Exchange, the Boston Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC any exchange on which such securities are listed or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (v) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

     (c) General.  In the event of any such termination, no party will have any
         -------
liability to any other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of
Section 3(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Notes purchased by it as principal with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.  Notices.
             -------

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          BankBoston Corporation
          100 Federal Street
          Boston, Massachusetts 02110

          Attention: Kathleen M. McGillycuddy, Executive Vice President, Global Treasury & Investments
          Fax:  (617) 434-0501

     With a copy to:

          BankBoston Corporation
          100 Federal Street
          Boston, Massachusetts  02110

          Attention:  Gary A. Spiess, Executive Vice President and General
          Counsel
          Fax:  (617) 434-7980

     If to Morgan Stanley & Co. Incorporated:

          Morgan Stanley & Co. Incorporated
          1585 Broadway - 2nd Floor
          New York, New York  10036

          Attention:  Manager--Continuously Offered Products
          Fax:  (212) 761-0780

     With a copy to:

          Morgan Stanley & Co. Incorporated
          1585 Broadway - 34th Floor
          New York, New York  10036

          Attention:  Peter Cooper--Investment Banking Information Center
          Fax:  (212) 761-0260

     If to BancBoston Robertson Stephens Inc.:

          BancBoston Robertson Stephens Inc.
          100 Federal Street
          M.S. 01-12-06

          Boston, Massachusetts  02110

          Attention: Daniel J. Richter
          Fax:  (617) 434-3709

     If to Bear, Stearns & Co. Inc.:

          Bear, Stearns & Co. Inc.
          245 Park Avenue - 4th Floor
          New York, New York  10167

          Attention:  Medium-Term Note Desk
          Fax:  (212) 272-6227

     If to Chase Securities Inc.:

          Chase Securities Inc.
          270 Park Avenue - 8th Floor
          New York, New York 10017

          Attention:  Medium-Term Note Desk
          Fax:  (212) 834-6081

     If to Credit Suisse First Boston Corporation:

          Credit Suisse First Boston Corporation
          11 Madison Avenue
          New York, New York  10010

          Attention:  Short and Medium-Term Finance
          Fax:  (212) 325-8183

     If to Lehman Brothers Inc.:

          Lehman Brothers Inc.
          3 World Financial Center - 12th Floor
          New York, New York  10285

          Attention:  Medium-Term Note Department
          Fax:  (212) 528-1718

     If to Merrill Lynch & Co.:

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
          North Tower - 10th Floor
          World Financial Center

          New York, New York  10281-1310

          Attention:  MTN Product Management
          Fax:  (212) 449-2234

     If to Salomon Smith Barney Inc:

          Salomon Smith Barney Inc
          7 World Trade Center
          New York, New York  10048

          Attention:  Medium-Term Note Department
          Fax:  (212) 783-2274

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.  Governing Law; Forum.
             --------------------

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against an Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 15.  Parties.
             -------

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Counterparts.
             ------------

     This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Agents and the Company in accordance with its terms.

                         Very truly yours,

                         BANKBOSTON CORPORATION

                         By:    /s/ Kathleen M. McGillycuddy
                              -------------------------------------------
                              Name: Kathleen M. McGillycuddy
                              Title: Executive Vice President, Global
                              Treasury & Investments

Accepted:

MORGAN STANLEY & CO. INCORPORATED

By:    /s/ Michael Rollings
     --------------------------------------
     Name: Michael Rollings
     Title: Principal

BANCBOSTON ROBERTSON STEPHENS INC.

By:    /s/ Daniel J. Richter
     ---------------------------------------
     Name: Daniel J. Richter
     Title:

BEAR, STEARNS & CO. INC.

By:    /s/ Timothy A. O'Neill
     ---------------------------------------
     Name: Timothy A. O'Neill
     Title: Senior Managing Director

CHASE SECURITIES INC.

By:    /s/ Therese Esperdy
     ---------------------------------------
     Name: Therese Esperdy
     Title: MD

CREDIT SUISSE FIRST BOSTON CORPORATION

By:    /s/ Helen Willner
     --------------------------------------
     Name: Helen Willner
     Title: Director

LEHMAN BROTHERS INC.

By:    /s/ Bart McDade
     --------------------------------------
     Name: Bart McDade
     Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:    /s/ Scott  G. Primrose
     --------------------------------------
     Name: Scott G. Primrose
     Title: Authorized Signatory

SALOMON SMITH BARNEY INC.

By:    /s/ Martha D. Bailey
     --------------------------------------
     Name:  Martha D. Bailey
     Title:  First Vice President

                                                                       EXHIBIT A

     The following terms, if applicable, shall be agreed to by the applicable Agent and the Company in connection with each sale of Notes:

     Principal Amount: $_______
          (or principal amount of foreign currency)
          Original Issue Date:
          Discount Note:
          If Discount Note, specify Issue Price:

     Interest Rate:
          If Fixed Rate Note:
               Interest Rate:
               Interest Payment Dates:

          If Floating Rate Note:
               Interest Rate Basis or Bases:
               Interest Category:
               Initial Interest Rate:
               Spread and/or Spread Multiplier, if any:
               Initial Interest Reset Date:
               Interest Reset Date(s):
               Interest Payment Date(s):
               Index Maturity:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Interest Rate Reset Period:
               Interest Payment Period:
               Calculation Agent:
               Day Count Convention:
               Exchange Rate Agent:
               If LIBOR, specify LIBOR Reuters or LIBOR Telerate:
               If CMT Rate, specify Designated CMT Telerate Page:
               Designated CMT Maturity Index:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction:

     If Repayable:
          Optional Repayment Date(s):

     Stated Maturity Date:
     Purchase Price:  ___%
     Settlement Date and Time:
     Authorized Denominations:
     Specified Currency (if currency is other than U.S. dollar):

     Default Rate, if any:
     Additional Terms:


Also, in connection with the purchase of Notes by an Agent as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 7(b) of the Distribution
     Agreement.

     Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

     Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

     Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement.

                                  SCHEDULE I

     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                            PERCENT OF
MATURITY RANGES                                          PRINCIPAL AMOUNT
---------------                                          ----------------
From 9 months to less than 1 year......................        .125%
From 1 year to less than 18 months.....................        .150
From 18 months to less than 2 years....................        .200
From 2 years to less than 3 years......................        .250
From 3 years to less than 4 years......................        .350
From 4 years to less than 5 years......................        .450
From 5 years to less than 6 years......................        .500
From 6 years to less than 7 years......................        .550
From 7 years to less than 10 years.....................        .600
From 10 years to less than 15 years....................        .625
From 15 years to less than 20 years....................        .700
From 20 years to 30 years..............................        .750
Greater than 30 years..................................        *



__________________________
*  As agreed to by the Company and the applicable Agent at the time of sale.